EXHIBIT 10.1

The Cheesecake Factory Incorporated
2010 Stock Incentive Plan

NOTICE OF GRANT AND STOCK OPTION AGREEMENT
AND/OR RESTRICTED STOCK GRANT AGREEMENT

Notice is hereby given of the following Option Grant to purchase Shares and/or Award of Restricted Shares of The Cheesecake Factory Incorporated, a Delaware corporation (“Company”), pursuant to the 2010 Stock Incentive Plan (“Plan”).  In consideration of the promises and of the mutual agreements contained in this Notice of Grant and Stock Option Agreement and/or Restricted Stock Grant Agreement (“Agreement”), the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.  Otherwise, as used in this Agreement, the following terms shall have the following respective meanings:

Award	The Options to purchase stock and/or Restricted Shares granted in accordance with this Agreement
Code	The Internal Revenue Code of 1986, as amended.
Company	The Cheesecake Factory Incorporated, a Delaware corporation.
Grant Date	[date]
Participant	[name]
Holdback Shares

Shares of common stock issued upon exercise of the Option granted pursuant to the Plan and this Agreement equal to 33% of the shares received upon exercise of this Option, net of the tax effects of such exercise to the Participant.

No. of Restricted Shares Awarded	[ ] shares
No. of Non-Statutory Option Shares Granted	[ ] shares
Option

The option to purchase shares of the Company’s Common Stock granted to Participant pursuant to the Plan and this Agreement. The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

Option Exercise Price	$[ ] per share
Option Expiration Date	[date]
QDRO	A domestic relations order as defined in Code section 414(p)(1)(B).
Restricted Shares	The shares of the Company’s Common Stock awarded to Participant pursuant to the Plan and this Agreement.
Option Vesting Date	[date] as to [number] Option Shares
[date] as to [number] Option Shares
[date] as to [number] Option Shares
[date] as to [number] Option Shares
[date] as to [number] Option Shares
Restricted Shares	[date] as to [number] Restricted Shares
Vesting Date	[date] as to [number] Restricted Shares
[date] as to [number] Restricted Shares

Section 2. Designation of Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company grants to Participant the Option to purchase the number of Option Shares shown above and/or grants to Participant the number of Restricted Shares shown above.

Section 3. Interpretation.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  Participant hereby agrees to be bound by the terms of the Plan and this Agreement and acknowledges that the Option is, and/or Restricted Shares are, granted subject to and in accordance with the Plan and this Agreement.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.  By execution below,

Participant acknowledges receipt of a copy of the 2010 Stock Incentive Plan Summary and Prospectus. A copy of the Plan is available, without charge, upon request to the Company’s Stock Plan Administrator.

Section 4.  Exercise of Option; Sale of Shares. (a) This Option is exercisable during its term in accordance with the Option vesting dates set out in this Agreement and the applicable provisions of the Plan and this Agreement. This Option is exercisable in a manner and pursuant to such procedures as the Committee may determine. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Shares.    Notwithstanding anything to the contrary in this Agreement or anywhere else, the Option shall not be exercisable after the Option Expiration Date.

(b)                                 Payment of the aggregate Exercise Price and any applicable tax withholding obligation shall be by any of the following, or a combination thereof, at the election of the Participant:  (i) cash; or (ii) check; or (iii) consideration received by the Company using a Cashless Exercise; or (iv) with the Committee’s consent, consideration received by the Company through a Net Exercise; or (v) with the Committee’s consent, surrender of other Shares, provided that such Shares in the case of Shares acquired from the Company, have been vested and owned by the Participant for more than six (6) months on the date of surrender.  Utilization of the methods described in clauses (iii), (iv) and (v) shall in all cases be subject to the Company’s Special Trading Policy and Procedures and the Addendum thereto.

(c)                                  The sale of Shares received from the exercise of the Option may at the Company’s discretion be delayed in order to restrict sale of the Shares received from the exercise of an Option during any period in which trading in the Company’s securities is restricted under the Company’s Special Trading Policy and Procedures or otherwise as required under applicable securities’ laws.

(d)                                 The sale of Shares received from the exercise of an Option may at the Company’s discretion be delayed if in the Company’s judgment trading market conditions would be adversely impacted by the exercise and sale of such Shares.  The Company may also at its discretion place any reasonable restrictions or conditions on the sale of Shares received upon exercise of the Option as it believes would be in the best interests of the trading market for the Company’s securities.

Section 5.  Termination of Option.  (a) The term of the Option shall commence on the Date of Grant and expire on the earlier of (i) the Option Expiration Date set forth above, (ii) the eight (8) year anniversary of the Date of Grant; or (iii) if Participant’s Service is terminated, and such termination of Service occurs by reason of (A) death or Disability, twelve (12) months from the death or Disability Termination Date; (B) Retirement, twelve (12) months from the Retirement Termination Date, provided, however, that such twelve (12) month period shall instead be thirty-six (36) months if the Participant has completed at least twenty (20) continuous years of Service as of the Termination Date; or (C) other than for Retirement, death or Disability, or Cause, three (3) months from the Termination Date. Notwithstanding the above, if Participant’s termination of Service occurs by reason of Cause, neither the Participant nor the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise such Option on or after the Termination Date.

(b) In accordance with Plan section 4(g), to the extent that during the entire last two (2) weeks prior to the termination of a vested, in-the-money Option due to the Participant’s termination of Service for any reason other than by the Company for Cause, a sale of Shares underlying such Option would violate Section 16(b) of the Exchange Act or would otherwise be prohibited by Company policy or applicable law or regulations, then such Options shall instead remain exercisable for two (2) weeks after the first business day that all such prohibitions to sale are no longer applicable (subject in all cases to the term of the Option as set forth in Section 5 above).

(c)                                  Notwithstanding anything to the contrary in this Agreement or anywhere else, the Option shall not be exercisable after the Option Expiration Date.

Section 6.  Restricted Shares and Forfeiture.  The unvested portion of the Restricted Shares is subject to forfeiture.  Except as provided in this Agreement, in order to vest in and not forfeit the Restricted Shares, the Participant must remain in Service until the applicable Restricted Shares Vesting Date (as such date may be accelerated pursuant to Section 7 below) and until the Restricted Shares Vesting Date the Participant may not transfer (within the meaning described in Section 8) any unvested Restricted Shares (“Restrictions”).

Section 7.  Vesting Date; Lapse of Restrictions.

Except as otherwise provided in the Plan or this Agreement, the Option Vesting Date and/or the Restricted Shares Vesting Date shall occur as follows:

(a)                                 The Option, or portion thereof, shall be exercisable on an applicable Option Vesting Date (as such date may be accelerated pursuant to this Section 7 below) provided the Participant is in Service and in good standing on the applicable Vesting Date.  Notwithstanding the foregoing, in the event of Participant’s death or Disability, the portion of the Option that would have otherwise vested during the period beginning on the date of such death or the Termination Date due to such Disability and ending on the date that is twenty-four (24) months thereafter shall vest as of the date of the Participant’s death or the Termination Date due to such Disability.

(b)                                 The Restrictions on the Restricted Shares shall lapse on the Restricted Shares Vesting Date; provided, however, that except as provided in this Section 7 below (or Plan Sections 3(b)(iv) or 12)) in no event shall the Restrictions on Restricted Shares lapse prior to one (1) year from the Date of Grant.  Notwithstanding the foregoing, and in accordance with Plan Section 3(b)(iv), in the event of Participant’s death or Disability, the Restrictions that would have otherwise lapsed during the period beginning on the date of such death or Termination Date due to such Disability and ending on the date that is twenty-four (24) months thereafter shall lapse as of the date of the Participant’s death or the Termination Date due to such Disability.

(c)                                  In the event that a Change in Control occurs and there is no assumption or continuation of some or all outstanding Awards pursuant to Plan Section 12(a), then as to those Awards that are not assumed or continued under Plan Section 12(a), the Option shall fully vested and become exercisable with respect to all Option Shares issued hereunder and the Restrictions on the Restricted Shares awarded hereunder shall lapse and the Restricted Shares shall become fully vested, as of immediately before such Change in Control. Pursuant to Plan Section 12(b), Participant shall be given written notice at least thirty (30) days prior to the consummation of such Change in Control that the Awards that are not assumed or continued under Plan Section 12(a) will be canceled as of the Change in Control. In the event a Change in Control occurs and (i) the acquiring entity assumes or continues some or all outstanding Awards pursuant to Plan Section 12(a), (ii) within eighteen (18) months thereafter an event occurs which constitutes a “Constructive Termination” (as defined under Participant’s written employment agreement with the Company, if any), and (iii) Participant’s terminates from Service, then with respect to the Awards  issued hereunder that are so assumed or continued, the Option shall fully vest and become exercisable, and the Restrictions on the Restricted Shares shall lapse and the Restricted Shares shall become fully vested, only as to those Awards that would have otherwise vested during the period beginning on the Termination Date and ending on the date that is twenty-four (24) months thereafter had such termination from Service not occurred.

(d)                                 The provisions of this Section 7 are subject to the specific terms of any written employment agreement between the Participant and the Company, which agreement may provide for the acceleration of the Vesting Date of Options or the removal of Restrictions and acceleration of the Restricted Shares Vesting Date upon the occurrence of specified events.  If the conditions under such employment agreement occur for the acceleration of the Vesting Date of Options or the removal of Restrictions and acceleration of the Restricted Shares Vesting Date, then notwithstanding anything to the contrary in this Agreement, the Option shall become exercisable and fully vested with respect to all Option Shares granted hereunder and the Restrictions on the Restricted Shares awarded hereunder shall lapse and the Restricted Shares shall become fully vested as of the date required under such employment agreement, except in no event shall acceleration of any Restricted Shares result in the lapse of the Restrictions prior to one (1) year from the Date of Grant (except as permitted under Plan sections 3(b)(iv) or 12)).

Section 8.  Restrictions on Transfer.

(a)                                 The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”) in any way by Participant, either voluntarily or involuntarily, and may be exercised during the lifetime of Participant only by Participant, or in the event of Participant’s legal incapacity, by Participant’s guardian or legal representative acting in a fiduciary capacity on behalf of Participant under state law.  If Participant dies, the Option shall thereafter be exercisable as provided above and in the Plan.  The Option shall not be subject to execution, attachment or similar process other than pursuant to a QDRO.

(b)                                 Prior to the time that the Restrictions have lapsed with respect to Restricted Shares, neither the Restricted Shares, nor any interest therein, or amount payable in respect thereof may be Transferred in any way, either voluntarily or involuntarily.  The Transfer restrictions in the preceding sentence shall not apply to: (i) transfers to the Company; (ii) transfers by will or the laws of descent and distribution; or (iii) transfers pursuant to a QDRO.  Upon and after the time any Restrictions shall have lapsed, Participant shall be permitted to transfer the Shares as to which the Restrictions have lapsed subject to applicable securities law requirements, the Company’s Special Trading Policy and Procedures, and any other applicable laws or regulations.

(c)                                  The Holdback Shares or any interest therein or amount payable in respect thereof may not be Transferred in any way, either voluntary or involuntary, before the earlier of (i) nine (9) months from the date of exercise of the Option for which such Shares were issued, or (ii) the Participant’s termination of employment as an officer appointed by the Board or as a member of the Board, (whichever shall occur later) for any reason including death, Disability, illness, resignation, Retirement, or other reason (“Holdback Period”).  Participant shall be entitled to dividends and any voting rights with respect to Holdback Shares even though the Holdback Period has not lapsed.

(d)                                 If the Board makes any adjustment pursuant to Section 11 of the Plan and the Holdback Period has not lapsed as to the Holdback Shares prior to such adjustment, the remaining time period of Holdback Period shall be applicable to any additional Shares resulting from such adjustment.

(e)                                  Any attempted Transfer of the Option or Restricted Shares or Holdback Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option or Restricted Shares or Holdback Shares, except pursuant to a QDRO, shall be null and void and without effect.

Section 9.                                           Award Subject to Clawback Policy.  In accordance with Section 13(d) of the Plan, the Company may (i) cause the cancellation of all or any portion of this Award, (ii) require reimbursement of all or any portion of this Award by the Participant and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”) in effect as of the Date of Grant of this Award.

Section 10.  Designation of Beneficiary.  Participant may designate one or more beneficiaries with respect to this Award or any Awards made under the Plan by timely filing the prescribed beneficiary designation form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time prior to the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested portion of the Award shall be transferred or distributed to the Participant’s estate.

Section 11. Stock Certificates For Restricted Shares.

(a)                                 If Restricted Shares are awarded under this Agreement, the Company shall issue such Restricted Shares subject to this grant either: (i) in certificate form as provided below; or (ii) in book entry form, registered in the name of Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

Any certificates representing Restricted Shares that may be delivered to Participant by the Company prior to the lapse of the Restrictions shall be promptly redelivered to the Company to be held by the Company until the Restrictions on such Shares shall have lapsed and the Shares shall thereby have become transferable or the Shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein is subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and The Cheesecake Factory Incorporated.  A copy of such Agreement is on file in the office of the Secretary of The Cheesecake Factory Incorporated.”

(b)                                 After the lapse of the Restrictions with respect to any of the Restricted Shares, the Company shall, as applicable, either remove the notations on any of the Restricted Shares issued in book entry form as to which the Restrictions have lapsed or deliver to Participant a certificate or certificates evidencing the number of Restricted Shares as to which the Restrictions have lapsed.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances required in accordance with the Plan.  The Shares so delivered shall no longer be Restricted Shares.

(c)                                  If Restricted Shares are awarded under this Agreement, concurrently with the execution and delivery of this Agreement, Participant shall deliver to the Company an executed Stock Power and Assignment Separate from Certificate in the form attached hereto as Exhibit A, in blank, with respect to such Shares.  Participant, by acceptance of the grant of Restricted Shares, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as Participant’s attorney(s) in fact to effect any transfer of forfeited Shares (or Shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

Section 12.  Stock Certificates For Holdback Shares.

(a)                                 If Holdback Shares are issued under this Agreement, the Company shall issue the Holdback Shares either: (i) in certificate form as provided below; or (ii) in book entry form, registered in the name of Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

Any certificates representing Shares of Holdback Shares that may be issued to Participant by the Company prior to the lapse of the Holdback Period shall be promptly redelivered to the Company to be held by the Company until the Holdback Period on such Shares shall have lapsed and the Shares shall thereby have become transferable.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein is subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and The Cheesecake Factory Incorporated.  A copy of such Agreement is on file in the office of the Secretary of The Cheesecake Factory Incorporated.”

(b)                                 After the lapse of the Holdback Period with respect to any of the Holdback Shares, the Company shall, as applicable, either remove the notations on any of the Holdback Shares issued in book entry form as to which the Holdback Period have lapsed or deliver to Participant a certificate or certificates evidencing the number of Holdback Shares as to which the Holdback Period have lapsed.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances required in accordance with the Plan.  The Shares so delivered shall no longer be Holdback Shares.

Section 13.  Dividend and Voting Rights For Restricted Shares.  After the Date of Grant, Participant shall be entitled to voting rights with respect to the Restricted Shares even though the Restrictions have not lapsed, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to this Agreement.  If any dividends are declared and paid on Shares, then such dividends (whether in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Shares with respect to which the dividends were paid and Participant shall not be entitled to receive any such dividends until the Restrictions have lapsed.  If the Board makes any adjustment pursuant to Section 11 of the Plan and the Restrictions have not lapsed as to the Restricted Shares prior to such adjustment, the Restrictions and forfeiture provisions of this Agreement shall be applicable to any additional Shares resulting from such adjustment to the same extent as the Restrictions and forfeiture provisions of this Agreement and forfeiture provisions of this Agreement applicable to the Restricted Shares to which the additional Shares relate.

Section 14.  No Tax or Other Advice from Company.  The Company has not provided any tax, legal or financial advice to Participant, and the Company has not made any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or this Agreement.

Section 15. Tax Withholding.  The Company in its discretion shall be entitled to require a cash payment by or on behalf of Participant and/or deduct from other compensation payable to Participant any sums required by federal, state, local or foreign tax law or regulation to be withheld with respect to the lapsing of any Restrictions.  If Participant makes the election permitted by Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service.  PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.  MOREOVER, PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(B) ELECTION.

Section 16.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)                                 if to the Company:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attention:  General Counsel

If to the Company, to exercise an Option:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attn: Stock Plan Administrator

(b)                                 if to Participant:

The last address set forth in the Company’s records

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

Section 17.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 18.  Participant’s Undertaking.  Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan.

Section 19.  Modification of Rights.  The rights of Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

Section 20.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 21.  Resolution of Disputes.

(a)                                 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 20.  This Section 20 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

Any party hereto may, in its discretion, apply to a court of competent jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

(b)                                 Arbitrators. The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by the Participant, and one selected by the designees of the Company and Participant.

(c)                                  Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)                                 Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)                                  Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Participant hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)                                   Confidentiality.  All proceedings under this Section 20, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(g)                                  Continued Performance.  The fact that the dispute resolution procedures specified in this Section 20 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h)                                 Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 20 are pending.  The parties will take such action, if any, required to effectuate such tolling.

(i)                                     Confidentiality.  All proceedings under this Section, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

Section 22.  No Employment Commitment by Company; No Effect on Employment Agreements.  Nothing in this Agreement or the Plan constitutes an employment commitment by the Company, affects Participant’s status under any employment agreement between the Company and Participant, confers upon Participant any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease Participant’s compensation or other benefits.  The preceding sentence is subject, however, to the terms of any written employment agreement between Participant and the Company (which may not be modified by any oral agreement). Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Agreement and any written employment agreement between Participant and the Company, the written employment agreement shall control provided, however, that if this Agreement provides for earlier vesting schedules, or for the earlier acceleration of vesting of any Option or lapse of Restrictions with respect to Restricted Shares upon the occurrence of specified events, than this Agreement shall control as to such earlier vesting schedule or earlier acceleration of vesting or lapse of Restrictions upon the occurrence such specified events.

Section 23.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 24.  Entire Agreement.  This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 25.  Severability.  If any provision of this Agreement is found to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 26.  Compliance with Section 409A of the Code.  The Option and/or the Restricted Shares awarded under this Agreement, as the case may be, are intended in all respects not to subject the Participant to taxation under Section 409A of the Code.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Date of Grant so that neither the Option nor any Restricted Shares will be subject to Code Section 409A.  In the event that the Company determines that any amounts will be taxable to Participant under Section 409A of the Code and related Department of Treasury guidance, the Company may, in its sole and absolute discretion, adopt such amendments to this Agreement (having prospective or retroactive effect), and/or take such other actions, as the Company determines to be necessary or appropriate to avoid the application of Section 409A of the Code to such Option or Restricted Shares.  No such amendment or other action shall be adopted or taken that will cause the Option and/or the Restricted Shares to be subject to Section 409A.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:
Name and title:
Its Authorized Officer

BY EXECUTION BELOW I ACCEPT ALL TERMS AND CONDITIONS OF THE NOTICE OF GRANT AND THE OTHER DOCUMENTS REFERENCED HEREIN

PARTICIPANT:

(Signature)

(Print Name)

Address for Notice:

(Please execute and return this Notice of Grant to the Company’s Stock Plan Administrator
at the address above; keep a copy for your records)

Attachments:

•                  Exhibit A – Stock Power (Attached only if Restricted Shares are awarded)

•                  2010 Stock Incentive Plan Summary and Prospectus

•                  Special Trading Policy and Procedures

•                  Addendum To Special Trading Policy and Procedures for Section 16 Persons

•                  SEC Filing List (prospectus supplement)

•                  Designation of Beneficiary(ies) Form

EXHIBIT A

STOCK POWER AND

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                                                     (                       ) shares of the Common Stock, $0.01 par value per share, of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”), standing in the name of                                         on the books of the Company represented by Certificate No.               herewith and does hereby irrevocably constitute and appoint                                                                                             attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated

Printed Name